     U.S. SECURITIES AND EXCHANGE COMMISSION

    Washington, D.C. 20549

FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE  SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2004

COMMISSION FILE NUMBER: 000-50955

NUTRA PHARMA CORP.

      (Exact name of registrant as specified in its charter)

                California

91-2021600

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---------------------------------

 (State or jurisdiction of incorporation

 (I.R.S. Employer I.D. No.)

 or organization

    1829 Corporate Dr., Boynton

     Beach, Florida

33426

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(Address of principal executive offices)

        (Zip Code)

Registrant's telephone number: 954-509-0911

 ______________________________________________________

     (Former name or former address, if changed since last report)

.

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The board of directors, in accordance with company By-Laws, has appointed Dr. Stewart Lonky to its board of directors.

Dr. Stewart Lonky is  a co-founder of the Trylon Corporation, and has served as its Chief Medical Officer since 1990. This company has developed diagnostic products for the early diagnosis of cervical and oral cancer, and Dr. Lonky’s responsibilities have included product development, the direction of clinical research and interacting with regulatory agencies, including the U.S. Food and Drug Administration (FDA). In these roles he has been instrumental in successfully bringing a number of products to the medical marketplace. He has continued to be engaged in both clinical and biochemical research, and has published research articles in the peer-reviewed literature in the areas of cervical cancer and cellular pathophysiology.

Dr. Lonky has been a practicing physician in the Los Angeles Area since 1982. He is Board Certified in Internal Medicine, Pulmonary Medicine, and Critical Care Medicine. Prior to entering practice, Dr. Lonky served as a full-time faculty member at the University of California, San Diego in the Department of Medicine, Pulmonary Division, where he was engaged in research in the biochemistry of lung injury. He was a National Institutes of Health (NIH) Postdoctoral Fellow from 1974-77. He has published over twenty articles and abstracts in the peer-reviewed literature during that time, and authored two book chapters.  He has also served on the Corporate Advisory Board of a National Nurse Practitioner’s Association and served on the Medical Advisory Board of an international nutrition company

He holds a B.A. in Chemistry from St. Lawrence University, Canton New York, an M.D. from State University, New York (1971), and an MBA from Pepperdine University (1993).

-Item 7.    Financial Statements and Exhibits

     (a)     Financial Statements of Business Acquired.

Not applicable

     (b)   Pro forma Financial Information.

Not applicable

     (c)   Exhibits

None

Table of Contents

    SIGNATURES

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2004

Nutra Pharma Corp.

     /s/ Rik Deitsch

_ _____________________________

By: Rik Deitsch, CEO/Director